      As filed with the Securities and Exchange Commission on September 22, 1997
                                                        Registration No.________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                           --------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              PNB FINANCIAL GROUP
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)


                                  California
        --------------------------------------------------------------
        (State or Other Jurisdiction of Incorporation or Organization)


                                  95-3847640
                     ------------------------------------
                     (I.R.S. Employer Identification No.)


      4665 MacArthur Court, Newport Beach, California                92660
      --------------------------------------------------------------------
      (Address of Principal Executive Offices)                  (Zip Code)


                        1995 INCENTIVE STOCK OPTION PLAN
                        --------------------------------
                            (Full title of the plan)


                                 Douglas Heller
                             Pacific National Bank
             4665 MacArthur Court, Newport Beach, California 92660
             -----------------------------------------------------
                    (Name and Address of Agent For Service)


                                (714) 851-1033
         ------------------------------------------------------------
         (Telephone Number, Including Area Code, of Agent For Service)

                        CALCULATION OF REGISTRATION FEE

=======================================================================================
                                          Proposed         Proposed
     Title of                             Maximum          Maximum
    Securities            Amount          Offering        Aggregate        Amount of
       To Be              To Be          Price per         Offering       Registration
    Registered          Registered       Share/(1)/       Price/(1)/          Fee
---------------------------------------------------------------------------------------
 Common Stock, no
 par value            150,000 shares      $16.81         $2,521,875         $764.20
=======================================================================================

/(1)/ Pursuant to Rules 457(c) and 457(h), the offering price and registration fee is computed on the basis of the average of the bid and the ask prices in the over-the-counter market as reported for September 19, 1997.

STATEMENT

     This Registration Statement relates to the registration of additional shares of the common stock of registrant reserved for issuance under the Registrant's 1995 Incentive Stock Option Plan. Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 (SEC File #333-17997) filed by the Registrant with the Securities and Exchange Commission and effective on December 17, 1996 are hereby incorporated by reference herein.


ITEM 8.

     The exhibits listed in the accompanying index to exhibits are filed or incorporated as a part of this Registration Statement.

                                 EXHIBIT INDEX

Exhibit No.    Exhibit
----------     -------
5.1            Opinion of Day Campbell & McGill

23.1           Consent of Day Campbell & McGill
               (included in Exhibit 5.1).

23.2           Consent of McGladrey & Pullen, LLP, Independent Certified Public
               Accountants.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on September 19, 1997.


                                          PNB FINANCIAL GROUP


                                    By: /s/ Allen C. Barbieri
                                        ------------------------------
                                        Allen C. Barbieri
                                        President and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signatures                          Title                       Date
----------                          -----                       ----
/s/ Allen C. Barbieri               President and Director      September 19, 1997
----------------------------
Allen C. Barbieri

/s/ Bernard E. Schnieder            Chairman of the Board       September 19, 1997
----------------------------
Bernard E. Schnieder

/s/ Doug L. Heller                  Chief Financial Officer     September 19, 1997
----------------------------
Doug L. Heller

/s/ Martin T. Hart                  Director                    September 19, 1997
----------------------------
Martin T. Hart

/s/ G. Mitchell Morris              Director                    September 19, 1997
----------------------------
G. Mitchell Morris

 /s/ Jon A. Salquist                Director                    September 19, 1997
----------------------------
Jon A. Salquist